                                                                     EXHIBIT 4.3


                               WARRANT AGREEMENT

          WARRANT AGREEMENT dated as of October 25, 1996 among ALYN CORPORATION, a Delaware corporation (the "Company") and FURMAN SELZ LLC (including any successors or assigns, the "Holder").

          WHEREAS, the Company proposes to issue warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 211,000 shares of common stock, $.001 par value per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), subject to adjustment as provided herein, to the Holder;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1.  Warrant Certificates.  Certificates for the Warrants
                      --------------------
("Warrant Certificates") shall be substantially in the form of Exhibit A. Each Warrant Certificate shall represent such of the outstanding Warrants as shall be specified therein, as the same may be adjusted pursuant to Section 8 hereof.

          SECTION 2.  Execution of Warrant Certificates.  Warrant Certificates
                      ---------------------------------
shall be signed on behalf of the Company by its President or a Vice President (each an "Executing Officer"). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the Executing Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been an Executing Officer. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Executing Officer to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          SECTION 3.  Transfers and Exchanges.
                      -----------------------

          The Holder will not sell, transfer, assign, pledge or hypothecate any of the Warrants until October 21, 1997, except to its officers, partners or successors. When Warrants or Warrant Shares are presented to the Company with a request (i) to register the transfer of the Warrants or Warrant Shares, as the case may be, or (ii) to exchange such Warrants or Warrant Shares for an equal number of Warrants or Warrant Shares, as the case may be, of other denominations, then, in each case, the Company shall register the transfer or make the exchange, provided that the Warrants or Warrant Shares presented or surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instruction of transfer, duly executed by the Holder or by his attorney, duly authorized in writing, and (b) in the case of a Registrable Security (as defined below), shall be accompanied by a certification of the Holder that (i) such Registrable Security is being delivered to the Company by the Holder for registration in the name of the Holder, without transfer, (ii) such Registrable Security is being transferred to a "qualified institutional buyer," as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act"), in accordance with Rule 144A under the Act, (iii) such Registrable Security is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Act (and, in the case of this clause (iii), based on an opinion of counsel if the Company so requests), (iv) such Registrable Security is being transferred pursuant to an effective registration statement under the Act, (v) such Registrable Security is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Act pursuant to a private placement exemption from the registration requirements of the Act, (vi) such Registrable Security is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Act (and, in the case of this clause (vi), based on an opinion of counsel if the Company so requests), or (vii) such Registrable Security is being transferred in reliance on another exemption from the registration requirements of the Act (and, in the case of this clause (vii), based on an opinion of counsel if the Company so requests).

          "Registrable Security" means any Warrant Share or other security issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise until such date as such security (a) is effectively registered under the Act and disposed of in accordance with a registration statement or (b) is distributable to the public pursuant to Rule 144 under the Act.

          Except for any Registrable Security sold or transferred as discussed in the next succeeding paragraph, each Warrant Certificate (and all Warrant Certificates issued in exchange therefor or substitution thereof) and each certificate representing the Warrant Shares shall bear a legend in substantially the following form:

     "UNTIL OCTOBER 21, 1997, THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED TO ANYONE OTHER THAN AN OFFICER, PARTNER OR SUCCESOR OF FURMAN SELZ LLC. THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SECURITY ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          Upon any sale or transfer of a Registrable Security pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act, or upon delivery to the Company of an opinion of counsel reasonably satisfactory to the Company that no legend is required with respect to a Registrable Security, the Company shall permit the Holder to exchange such Registrable Security for a security that does not bear the legend set forth above and rescind any restriction on the transfer of such Registrable Security.

          All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement, as the Warrants surrendered upon such registration of transfer or exchange. No service charge shall be made to the Holder for any registration, transfer or exchange.

          SECTION 4.  Term of Warrants; Exercise of Warrants.
                      --------------------------------------

          Upon the terms and subject to the conditions set forth in this Agreement and the Warrant Certificates, the Holder shall have the right from and after 5:00 p.m. on October 21, 1997 and until 5:00 p.m., New York City time, on October 21, 2001 (the "Expiration Time") to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined herein) then in effect for such Warrant Shares. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Agreement and the Warrant Certificates shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

          A Warrant may be exercised upon surrender to the Company at the principal executive offices of the Company of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and upon payment to the Company of the exercise price (the "Exercise Price") set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as provided herein, for each of the Warrant Shares in respect of which a Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company, or, in the alternative, the Holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares shall be the current market price of the Warrant Shares on the date immediately preceding the date of payment of the Exercise Price as determined by the procedures set forth in Section 8(f).

          Upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 9. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          The Warrants shall be exercisable, at the election of the Holder, either in full or from time to time in part, and, in the event that a Warrant Certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Time, the Company shall issue to the Holder a new Warrant Certificate or Warrant Certificates evidencing the remaining Warrant or Warrants.

          The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants.

          SECTION 5.  Mutilated or Missing Warrant Certificates.  In case any of
                      -----------------------------------------
the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to the Company.

          SECTION 6.  Reservation of Warrant Shares.
                      -----------------------------

          The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any and all obligations to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          Before taking any action which would cause an adjustment pursuant to
Section 8 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes, and free from all liens, charges, security interests and other encumbrances of any and every kind, with respect to the issue thereof.

          SECTION 7.  Obtaining Stock Exchange Listings.  The Company shall from
                      ---------------------------------
time to time take any and all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets, if any, on which other shares of Common Stock are then listed or quoted.

          SECTION 8.  Adjustment of Exercise Price and Number of Warrant Shares
                      ---------------------------------------------------------
Issuable.
--------

          The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8. For purposes of this
Section 8 only, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

          (a)  Adjustment for Change in Capital Stock.  If the Company (i) pays
               --------------------------------------
a dividend or makes a distribution on its Common Stock payable in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then, in each case, the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that any Warrant thereafter exercised shall entitle the Holder, upon payment of the aggregate adjusted Exercise Price, the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised, upon payment of the Exercise Price prior to adjustment, immediately prior to such action (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  Adjustment for Rights Issue.  If the Company distributes any
               ---------------------------
rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                       O + N x P
                           -----
          E' = E x           M
                  ---------------
                       O + N

where:

  E' =    the adjusted Exercise Price.

  E  =    the current Exercise Price.

  O  =    the number of shares of Common Stock outstanding on the record date.

  N  =    the number of additional shares of Common Stock offered.

  P  =    the offering price per share of the additional shares.

  M  =    the current market price per share of Common Stock on the record date.

          The adjustment pursuant to this subsection (b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c)  Adjustment for Other Distributions.  If the Company distributes
               ----------------------------------
to all holders of its Common Stock any of its assets or debt securities or any rights, options or warrants to purchase assets, debt securities or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:



                     E' = E x M - F
                              -----
                                M

where:

  E' =    the adjusted Exercise Price.

  E  =    the current Exercise Price.

  M  =    the current market price per share of Common Stock on the record date.

  F  =    the fair market value on the record date of the assets, debt securities, rights or warrants applicable to one share of Common Stock, as determined in good faith by the board of directors of the Company.

          The adjustment pursuant to this subsection (c) shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          Notwithstanding the foregoing, if "F" in the above formula equals or exceeds "M" in the above formula, then "M" in the above formula shall be equal to the fair value per share of the Common Stock on the record date as determined in good faith by the board of directors of the Company.

          This subsection (c) does not apply to distributions paid exclusively in cash. This subsection also does not apply to rights, options or warrants referred to in subsection (b) or to any transaction referred to in subsection
(a) of this Section 8.

          (d)  Adjustment for Common Stock Issue.  If the Company issues shares
               ---------------------------------
of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                   P
                                   -
                      E' = E x O + M
                               -----
                                 A

where:

  E' =    the adjusted Exercise Price.

  E  =    the then current Exercise Price.

  O  =    the number of shares outstanding immediately prior to the issuance of such additional shares.

  P  =    the aggregate consideration received for the issuance of such additional shares.

  M  =    the current market price per share on the date of issuance of such additional shares.

  A  =    the number of shares outstanding immediately after the issuance of such additional shares.

          The adjustment pursuant to this subsection (d) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.

          This subsection (d) does not apply to (i) any of the transactions described in subsections (a), (b) and (c) of this Section 8, (ii) the exercise of the Warrants or the conversion or exchange of other securities convertible into or exercisable or exchangeable for Common Stock, (iii) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock,
(iv) Common Stock issued to employees of or consultants providing bona fide technical or professional (other than financial) services to the Company or any of its subsidiaries under bona fide employee benefit or incentive plans adopted by the board of directors of the Company and approved by the holders of Common Stock when required by applicable state law, (v) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, (vi) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or (vii) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20%).

          (e)  Adjustment for Convertible Securities Issue.  If the Company
               -------------------------------------------
issues any securities convertible into or exchangeable or exercisable for Common Stock (collectively, "Convertible Securities") for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such Convertible Securities less than the current market price per share on the date of issuance of such Convertible Securities, the Exercise Price shall be adjusted in accordance with the formula:

                                   P
                                   -
                      E' = E x O + M
                               -----
                               O + D
where:

  E' =    the adjusted Exercise Price.

  E  =    the then current Exercise Price.

  O  =    the number of shares outstanding immediately prior to the issuance of such Convertible Securities.

  P  =    the aggregate consideration received for the issuance of such
          Convertible Securities.

  M  =    the current market price per share on the date of issuance of such
          Convertible Securities.

  D  =    the maximum number of shares deliverable upon conversion of or in exchange for such Convertible Securities at the initial conversion or exchange rate.

          The adjustment pursuant to this subsection (e) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.

          If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

          This subsection (e) does not apply to (i) any of the transactions described in subsections (a), (b), (c) or (d) of this Section 8, (ii) Convertible Securities issued to employees of or consultants providing bona fide technical or professional (other than financial) services to the Company or any of its subsidiaries under bona fide employee benefit or incentive plans adopted by the board of directors of the Company and approved by the holders of Common Stock when required by applicable state law, (iii) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, (iv) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting or (v) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20% of the then current market price).

          (f)  Current Market Price.  For purposes of this Section 8, the
               --------------------
current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for the 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

          (g)  Consideration Received.  For purposes of any computation
               ----------------------
respecting consideration received pursuant to subsections (d) and (e) of this
Section 8, the following shall apply:

          (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (ii) in the case of the issuance of shares of Common Stock for a consideration, in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the board of directors of the Company (irrespective of the accounting treatment thereof); and

          (iii) in the case of the issuance of Convertible Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Convertible Securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection (g)).

          (h)  When De Minimis Adjustment May Be Deferred.  No adjustment in the
               ------------------------------------------
Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest 1/100th of a cent or to the nearest 1/100th of a share, as the case may be.

          (i)  Notice of Certain Transactions.  If (i) the Company takes any
               ------------------------------
action that would require an adjustment in the Exercise Price pursuant to subsection (a), (b), (c), (d) or (e) of this Section 8 or an adjustment in the number of Warrant Shares issuable upon exercise of a Warrant pursuant to Section 8(k), (ii) the Company takes any action described in Section 8(j), or (iii) there is a liquidation or dissolution of the Company, then the Company shall deliver to the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, issuance, consolidation, merger, transfer, lease, liquidation or dissolution. With respect to all transactions set forth in this subsection
(i), the Company shall deliver the notice at least 15 days before such date.

          (j)  Reorganization of the Company. If the Company consolidates or
               -----------------------------
merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

          If this subsection (j) applies, subsections (a), (b), (c), (d) and (e) of this Section 8 shall not apply.

          (k)  Adjustment in Number of Shares.  Upon each adjustment of the
               ------------------------------
Exercise Price pursuant to this Section 8, or upon the occurrence of any event or action that would require an adjustment of the Exercise Price pursuant to this Section 8 but for Section 8(h), each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:


                         N'= N x E
                             -----
                               E'
where:

  N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

  N  =    the number of Warrant Shares previously issuable upon exercise of a
          Warrant by payment of the Exercise Price prior to adjustment.

  E' = the adjusted Exercise Price (without giving effect to the provisions of Section 8(h)).

  E  =    the Exercise Price prior to adjustment.

          (l)  Form of Warrants.  Irrespective of any adjustments in the
               ----------------
Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 9.  Fractional Interests.  The Company shall not be required
                      --------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per Warrant Share as determined pursuant to Section 8(f) on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          SECTION 10.  Notices to Holder.
                       -----------------

          Upon each adjustment of the Exercise Price pursuant to Section 8 and upon each adjustment pursuant to Section 8(k) of the number of Warrant Shares issuable upon exercise of a Warrant in the absence of an adjustment to the Exercise Price due to Section 8(h), the Company shall promptly thereafter cause to be delivered to the Holder a certificate signed by the principal accounting officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment upon exercise of a Warrant and payment of the adjusted Exercise Price. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

          In case (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants,
(b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 8 hereof), (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock, (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or (e) the Company proposes to take any action (other than actions of the character described in Section 8(a)) which would require an adjustment of the Exercise Price pursuant to Section 8 or an adjustment in the number of Warrant Shares issuable upon exercise of a Warrant pursuant to Section 8(k), then, in each case, the Company shall cause to be delivered to the Holder, at the time notice thereof is delivered to holders of the Common Stock (but in any event at least five days prior to the applicable record date hereinafter specified), or if no such notice is delivered, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined,
(ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

          SECTION 11.  Registration Rights.
                       -------------------

          (a)  Piggyback Registration Right.  Subject to the last sentence of
               ----------------------------
this subsection (a), whenever the Company proposes to register any shares of Common Stock or any Convertible Securities with the Securities and Exchange Commission (the "Commission") under the Act (except with respect to registration statements for primary offerings on Form S-4 or Form S-8 or other similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Registration"), the Company shall deliver written notice to the Holder, at least 30 days prior to the anticipated initial filing date, of its intention to effect such a Registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and shall, subject to subsection (b) below, include in such Registration all Registrable Securities with respect to which the Company has received written requests from the Holder for inclusion therein within 20 days after the delivery of such notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received shall be registered by the Company and offered to the public in a Registration pursuant to this Section 11 on terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock or Convertible Securities to be sold by the Company and by any other person selling under such Registration.

          (b) In the case of an underwritten Registration, if the managing underwriter or underwriters advise the Holder in writing that, in its or their reasonable opinion, the number or kind of securities proposed to be sold in such Registration (including Registrable Securities to be included pursuant to subsection (a) above) would have a material adverse effect on the success of such offering, the Company will include in such Registration the number of securities which, in the opinion of such underwriter or underwriters, could be sold as follows: (i) first, the shares the Company proposes to sell and (ii) second, the shares requested to be included in such Registration by the Holder and all other holders of registration rights requesting inclusion proportionate in accordance with the number of shares requested to be included in the offering by all holders of registration rights; provided, however, that if (A) pursuant to this Section 11(b), Registrable Securities are not included in any Registration pursuant to which the Holder properly notified the Company of their inclusion pursuant to Section 11(a) and (B) such Registrable Securities are not at that time eligible for sale by the Holder pursuant to Rule 144 under the Act, the Company shall, if requested by the Holder, cooperate with the Holder to register such Registrable Securities as promptly as practicable following such Registration.

          (c)  Registration Procedures.  With respect to any Registration, the
               -----------------------
Company will as expeditiously as practicable:

          (1) prepare and file with the Commission a registration statement or registration statements (the "Registration Statement") relating to the Registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof (provided that the Company shall include in any Registration Statement on a form other than Form S-1 all information that the Holder shall reasonably request if such information otherwise could have been incorporated by reference therein) and shall use its best efforts to cause such Registration Statement to become effective;

          (2) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for a period of at least 120 days, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; upon the occurrence of any event that would cause any such Registration Statement or any prospectus (a "Prospectus") contained therein
     (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall promptly file an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (3) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period specified in
     Section 11(c)(2); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (4) advise the managing underwriters, if any, and the Holder promptly and, if requested, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (5) furnish to the Holder and each of the managing underwriters, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of the Holder and managing underwriters, if any, for a period of at least five business days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or

     Prospectus (including all such documents incorporated by reference) to which the Holder or the managing underwriters, if any, shall reasonably object within five business days after the receipt thereof (it being understood that the Holder or a managing underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission);

          (6) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Holder and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as the Holder or any managing underwriter, if any, reasonably may request;

          (7) make available at reasonable times for inspection by the Holder, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the Holder or any of the managing underwriters, all pertinent financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder, any managing underwriter or any such attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

          (8) if requested by the Holder or the managing underwriters, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Holders or any managing underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the amount of Registrable Securities being sold to such managing underwriters, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (9) furnish to the Holder and each of the managing underwriters, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits thereto (including exhibits incorporated therein by reference);

          (10) deliver to the Holder and each of the managing underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by the Holder and each of the managing underwriters, if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (11) enter into such customary agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by the Holder or any managing underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company shall:

               (A) furnish to the Holder and each underwriter, if any, in such substance and scope as they reasonably may request and as are customarily made by issuers to underwriters in underwritten offerings, upon the date of effectiveness of the Registration Statement:

                    (i) a certificate, dated the date of effectiveness of the Registration Statement, signed by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, such representations, warranties and other matters as the Holder or managing underwriters, if any, may request in the exercise of their reasonable discretion;

                    (ii) an opinion, dated the date of effectiveness of the Registration Statement, of counsel for the Company, covering such customary matters as the Holder or the managing underwriters, if any, may request in the exercise of their reasonable discretion, and including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Holder's representatives, the Holder's counsel, the managing underwriters' representatives and the managing underwriters' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                    (iii) a customary comfort letter, dated as of the date of effectiveness of the Registration Statement, from the independent accountants of the Company, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings;

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of subsection (e) below with respect to all of the parties to be indemnified pursuant to said subsection; and

               (C) deliver such other documents and certificates as may be reasonably requested by the Holder or the managing underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (11).

     If requested by the managing underwriter, the Holder agrees to enter into a customary underwriting agreement. The Holder further agrees to enter into a customary lock-up agreement for a maximum of 120 days if the Company and its officers, directors and securityholders of 5% or more of the Company's securities enter into lock-up agreements for the same or longer period of time. The provisions of this clause (11) shall be applicable at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (A)(i) above cease to be true and correct, the Company shall so advise the managing underwriters, if any, and the Holder promptly and, if requested, shall confirm such advice in writing;

               (12) prior to any public offering of Registrable Securities, cooperate with the Holder, the managing underwriters, if any, and their respective counsel in connection with the fregistration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the Holder or managing underwriters, if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

               (13) cooperate with the Holder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holder or the managing underwriters, if any, may request;

               (14) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or the managing underwriters, if any, to consummate the disposition of such Registrable Securities;

               (15) if any fact or event contemplated by clause (4)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (16) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any underwriter (including, without limitation, any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD), and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of Registrable Securities;

               (17) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

               (18) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed or if such similar securities are not then listed on any securities exchange, then use their best effort to cause all Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market; and

               (19) provide promptly to the Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and
     Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          The Company may require the Holder to furnish to the Company such information regarding the proposed distribution of Registrable Securities as the Company may from time to time reasonably request in writing.

          The Holder agrees that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 11(c)(4)(D) hereof, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until the receipt of the copies of the supplemented or amended Prospectus contemplated by Section 11(c)(15) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. In the event that the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 11(c)(2) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 11(c)(4)(D) hereof to and including the date when the Holder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 11(c)(15) hereof or shall have received the Advice.

          (d)  Registration Expenses.
               ---------------------

               (1) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including, without limitation, filings made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws, including, without limitation, the cost of preparing and mailing the preliminary and final Blue Sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to subsection (d)(2) below, the Holder; (v) all application and filing fees in connection with listing the Registrable Securities on a securities exchange pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding the foregoing or anything in this Agreement to the contrary, the Holder shall pay all underwriting discounts and commissions of any underwriters with respect to Registrable Securities sold by it.

               The Company will, in any event, bear its expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including, without limitation, special experts, retained by the Company.

               (2) In connection with any Registration Statement required by this Agreement, the Company shall reimburse the Holder for the reasonable fees and disbursements of not more than one counsel chosen by the Holder.

          (e)  Indemnification.
               ---------------

               (1)  Indemnification by the Company.  The Company shall indemnify
                    ------------------------------
          and hold harmless the Holder, its affiliates and each person, if any, who controls the Holder or any of its affiliates within the meaning of either the Act or the Exchange Act (a "Controlling Person") and its affiliates, and the respective directors, officers, agents and employees of the Holder, any Controlling Persons and their affiliates (each such entity or person, an "Indemnified Holder") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "Liabilities"), and will reimburse each Indemnified Holder for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Holder is a party (collectively, "Actions"), arising out of, resulting from, relating to or otherwise in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any amendments thereof and supplements thereto) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading (other than untrue statements or alleged untrue statements in, or omission or alleged omissions from, information relating to the Holder furnished in writing by the Holder expressly for use in the Registration Statement or Prospectus). The Company also agrees to reimburse each Indemnified Holder for all Expenses that are incurred in connection with enforcing such Indemnified Holder's rights under this Section 11(e).

               Upon receipt by an Indemnified Holder of actual notice of an Action against such Indemnified Holder with respect to which indemnity may be sought under this Agreement, such Indemnified Holder shall promptly notify the Company in writing; provided that the failure so to notify the Company shall not relieve the Company from any liability that the Company may have on account of this indemnity or otherwise, except to the extent the

          Company shall have been materially prejudiced by such failure. The Company shall assume the defense of any such Action, including the employment of counsel reasonably satisfactory to the Indemnified Holders. Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, unless (i) the Company has failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Holders or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent. In addition, the Company shall not, without the prior written consent of each Indemnified Holder, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution has been sought hereunder (whether or not any Indemnified Holder is a party thereto) unless such settlement, compromise, consent or termination includes a full and unconditional release of each Indemnified Holder from all Liabilities arising out of such Action for which such Indemnified Holder is entitled to indemnification hereunder.

               (2)  Indemnification by the Holder.  The Holder shall indemnify
                    -----------------------------
          and hold harmless the Company, its affiliates, their Controlling Persons, if any, and the affiliates of such Controlling Persons, and the respective directors, officers, agents and employees of the Company, any Controlling Persons and their affiliates (each such entity or person, an "Indemnified Issuer") to the same extent as the foregoing indemnity from the Company to the Indemnified Holders, but only with respect to Liabilities and Expenses incurred in investigating, preparing, pursuing or defending Actions arising out of, resulting from, relating to or otherwise in connection with information relating to the Holder furnished in writing by the Holder expressly for use in the Registration Statement or Prospectus. In case any Action shall be brought against any Indemnified Issuer in respect of which indemnification may be sought against the Holder, the Holder shall have the rights and duties given to the Company and the Indemnified Issuer shall have the rights and duties given to each Indemnified Holder by clause (e)(1) of this Section. Notwithstanding the foregoing, in no event shall the liability of the Holder hereunder be greater than the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (3)  Contribution.  In the event that the indemnification
                    ------------
          provided for in the foregoing paragraphs (1) and (2) above is judicially determined to be unavailable to an indemnified party (other than in accordance with the terms hereof), the indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the

          Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. In no event shall the Company be required to contribute less than the amount necessary to ensure that the Holder is not liable for any Liabilities and Expenses in excess of the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such Liabilities and Expenses.

               The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 11(e)(3) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(e) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 12.  Mandatory Exercise.  After October 25, 1998, if the price
                       ------------------
per common share of the Common Stock exceeds 150% of the Exercise Price for 60 consecutive days, then the Company may require the Holder to exercise the Warrants at a price equal to the Exercise Price hereunder. Provided, however, that the Company must provide written notice to the Holder at least 15 days prior to such exercise setting forth the date of such required exercise.

          SECTION 13.  Reports.  So long as any Warrants or Warrant Shares are
                       -------
outstanding, the Company will furnish to the Holder (i) all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports required to be filed with the Commission on Form 8-K. In addition, the Company hereby agrees that, for so long as any Registrable Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to make available, upon request of the Holder, to the Holder and any prospective purchaser of such Registrable Securities, the information required by Rule 144A(d)(4) under the Act.

          SECTION 14.  Notices.  Any notice or demand authorized by this
                       -------
Agreement to be given or made to or on the Company shall be sufficiently given or made when delivered to the Company as follows:

                    Alyn Corporation
                    16871 Noyes Avenue
                    Irvine, CA  92606
                    Attention: President

or to such other address as to which the Company shall notify the Holder.

          Any notice pursuant to this Agreement to be given by the Company to the Holder shall be sufficiently given when delivered to the Holder as follows:

                    Furman Selz LLC
                    101 California Street, Suite 4300
                    San Francisco, CA  94111
                    Attention:  Eric Edmondson

or to such other address or addresses as to which the Holder shall notify the Company.

          SECTION 15.  Termination.  This Agreement shall survive the Expiration
                       -----------
Time if, as of such date and time, any Registrable Securities shall be outstanding, in which case this Agreement shall terminate only at such time as no Registrable Securities are outstanding.

          SECTION 16.  Successors.  This Agreement shall inure to the benefit of
                       ----------
and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders.

          SECTION 17.  Governing Law.  THIS AGREEMENT AND EACH WARRANT
                       -------------
CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

          SECTION 18.  Submission to Jurisdiction.  The Company hereby submits
                       --------------------------
to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan, State of New York where any suit or proceeding arising out of this Agreement may be filed.

          SECTION 19.  Severability.  The provisions of this Warrant Agreement
                       ------------
are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant Agreement in any jurisdiction.

          SECTION 20.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        ALYN CORPORATION


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:



                                        FURMAN SELZ LLC


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                         [Form of Warrant Certificate]

                                     [Face]

No.                                                             211,000 Warrants

                              Warrant Certificate

                               ALYN CORPORATION

          This Warrant Certificate certifies that Furman Selz LLC, or its assigns, is the registered holder of Warrants (the "Warrants") to purchase Common Stock, $0.001 par value per share (the "Common Stock"), of Alyn Corporation, a Delaware corporation ("the Company"). Each Warrant entitles the holder upon exercise to receive from the Company from and after October 21, 1997 and until on or before 5:00 p.m. New York City time on October 21, 2001 (or such later time as provided in the Warrant Agreement referred to on the reverse side hereof), one fully paid and nonassessable shares of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $___ per share payable in cash, by certified or official bank check or without the exchange of funds pursuant to the net exercise provisions of Section 4 of the Warrant Agreement.

          The Warrants represented by this Warrant Certificate may be exercised upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal executive office of the Company. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York City time, on October 21, 2001 (or such later time as provided in the Warrant Agreement), and to the extent not exercised by such time such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, Alyn Corporation has caused this Warrant Certificate to be signed by its President or a Vice President, by his signature or a facsimile thereof.


Dated:                                  ALYN CORPORATION


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                         [Form of Warrant Certificate]

                                   [Reverse]

UNTIL OCTOBER 21, 1997, THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED TO ANYONE OTHER THAN AN OFFICER, PARTNER OR SUCCESSOR OF FURMAN SELZ LLC. THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SECURITY ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the Holder on exercise to receive shares of Common Stock, $0.001 par value per share, of the Company, and are issued or to be issued pursuant to a Warrant Agreement dated as of October 25, 1996 (the "Warrant Agreement") between the Company and Furman Selz LLC, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

          Warrants may be exercised at any time on or before the Expiration Time. The Holder may exercise the Warrants by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash, by certified or official bank check or without the exchange of funds pursuant to the net exercise provisions of Section 4 of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, the Company shall issue to the Holder a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted and in certain other circumstances, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement.

                          Form of Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)


          The undersigned hereby irrevocably elects to exercise ________ Warrants containing the right, represented by this Warrant Certificate, to receive ___________ shares of Common Stock and herewith (check item) tenders payment for such shares to the order of Alyn Corporation in the amount of $____ per share of Common Stock in accordance with the terms hereof, as follows:


          $________ in cash or by certified or official bank check to the order of Alyn Corporation;

or

          By surrender of Warrant Shares having a fair market value of $_________.



          The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________, and that such shares be delivered to
________________, whose address is ___________ ______________________.

          If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate for ______ Warrants representing the remaining balance of such Warrants be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to
________________, whose address is __________________.



                                        -------------------------------
                                        Signature



                                        Date:
                                             --------------------------